CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of BorgWarner Inc. on Form S-8 of our reports dated February 17, 2006, relating to the financial statements of BorgWarner Inc. and Consolidated Subsidiaries (the "Company") and management's report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan
May 16, 2006